EXHIBIT 31.1

                            Section 302 Certification
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I, W. Anderson Geater, Jr., certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2007-A;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution information required to be provided by the Indenture Trustee under the Indenture, and the servicing information required to be provided to the Indenture Trustee by the Servicer under the Servicing Agreement for inclusion in these reports, is included in these reports;

4. Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Indenture Trustee in accordance with the terms of the Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with paragraph (d) of Item 1122 of Regulation AB or similar procedure, as set forth in the servicing, or similar, agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the Indenture Trustee.

Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated April 1, 2007 (the "Indenture"), between Origen Manufactured Housing Contract Trust 2007-A as issuer, and The Bank of New York Trust Company, N.A., as indenture trustee.

Date: March 14, 2008

                             ORIGEN FINANCIAL L.L.C.

                             By: /s/ W. Anderson Geater, Jr.
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                                  W. Anderson Geater, Jr.
                                  Chief Financial Officer